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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBALSTAR, INC.

461 S. Milpitas Blvd.
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 13, 2008

Dear Stockholder:

        It is my pleasure to invite you to attend the 2008 Annual Meeting of Stockholders of Globalstar, Inc.

        The meeting will be held at the Merrill Corporation office at 1731 Embarcadero Road, Palo Alto, California 94303 at 10 a.m. (PDT) on Tuesday, May 13, 2008. At the meeting, you will be asked to:

  (1)
  Elect two Directors;

  (2)
  Approve the Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan, including increasing by 3,000,000 the number of shares of Globalstar Common Stock authorized for issuance under the Plan;

  (3)
  Ratify the appointment of the Company's independent auditors; and

  (4)
  Consider any other matters that may properly be brought before the meeting.

        Your vote is important. To ensure that your shares are voted at the meeting, we encourage you to act promptly. Please vote, sign, date and return the enclosed proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

James Monroe III Chairman and Chief Executive Officer

Milpitas, California
March 31, 2008

TABLE OF CONTENTS

Information about the Meeting, Voting and Attendance	1
Security Ownership of Principal Stockholders and Management	3
Discussions of Proposals to be Voted on:
Proposal 1: Election of Directors	5
Proposal 2: Approval of the Amended and Restated 2006 Equity Incentive Plan	7
Proposal 3: Ratification of Independent Auditors	12
Information about the Board of Directors and Its Committees	13
Compensation of Directors	17
Compensation of Executive Officers	18
Compensation Discussion and Analysis	18
Summary Information	22
Equity Compensation Plan Information	26
Other Information	27
Annex A: Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan	A-1

PROXY STATEMENT

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 13, 2008

INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE

        We are sending you this proxy statement and the enclosed proxy card because Globalstar's Board of Directors is soliciting your proxy to vote your stock at the 2008 Annual Meeting. At the Annual Meeting, stockholders will be asked to elect two Directors; to approve the Company's Amended and Restated 2006 Equity Incentive Plan; to ratify the appointment of the Company's independent auditors; and to consider any other matters that may properly be brought before the meeting. You are invited to attend the Annual Meeting where you may vote your stock directly. However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.

        We expect to begin mailing these proxy materials on or about April 7, 2008 to stockholders of record at the close of business on March 26, 2008 (the "Record Date").

Who Can Vote

        Only holders of record of our Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 85,199,777 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the Annual Meeting.

        Shares Held in "Street Name"—If your shares are held in the name of your broker, bank or other nominee on the Record Date, the nominee should be contacting you to seek your instructions on how to vote. If you do not instruct your nominee before the Annual Meeting as to how you wish to vote, then under currently applicable rules, the nominee will have discretionary authority to vote your shares on the election of Directors, approval of the Amended and Restated 2006 Equity Incentive Plan and the ratification of the appointment of the Company's independent auditors. If a nominee does not have discretionary voting authority on a matter, the nominee is not permitted to vote on that matter unless it receives voting instructions from you.

Quorum Requirement

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority of the shares of Common Stock entitled to vote at the meeting (42,599,889 shares) are present in person or by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as shares of Common Stock present at the meeting for purposes of establishing a quorum.

How to Vote Your Shares Held of Record

        If you are a stockholder of record, you can vote before or at the Annual Meeting on the matters to be presented in either of the ways described below. If you vote by proxy card, you are authorizing the persons named on the enclosed proxy card (the "management proxies") to vote your stock in the manner you direct.

  •
  By Mail—You may vote by completing, signing, dating and returning the enclosed proxy card. This proxy card must be received by the close of business on May 12, 2008.

  •
  In Person—You may come to the Annual Meeting and cast your vote there.

Voting Authority of Management Proxies

        If you vote by proxy, the management proxies will vote as directed by you. If you send in a properly executed proxy card without specific voting instructions, your shares of Common Stock represented by the proxy will be voted as recommended by the Board of Directors, namely:

  •
  FOR the election of both nominees for director.

  •
  FOR approval of the Amended and Restated 2006 Equity Incentive Plan.

  •
  FOR the ratification of the appointment of the Company's independent auditors.

        Other Business—We are not aware of any other matter that is expected to be acted on at the Annual Meeting.

How to Change or Revoke Your Proxy Vote

        If you send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes. You may change or revoke your vote in any of the following ways:

  •
  by mailing new voting instructions to the Company on a proxy card with a later date;

  •
  by notifying Globalstar's Secretary in writing (at the address listed on page 31 of this proxy statement) that you have revoked your proxy; or

  •
  by voting in person at the Annual Meeting.

        You may use any of these methods to change your vote, regardless of the method used previously to submit your vote. Representatives of Computershare will count only the most recent vote received and serve as the independent inspectors of election for the meeting.

Method and Cost of Soliciting Proxies

        We have asked banks, brokers and other institutions, nominees and fiduciaries to forward our proxy material to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so. Proxies also may be solicited by Globalstar's management, without additional compensation, through the mail, in person, or by telephone or electronic means.

Admission to the Meeting

        Admission to the Annual Meeting will be limited to Globalstar stockholders of record as of the Record Date, persons holding proxies from Globalstar stockholders of record as of the Record Date and beneficial owners of Globalstar Common Stock as of the Record Date. If your stock is registered in your name, we will verify your ownership at the meeting in our list of stockholders as of the Record Date. If your stock is held through a broker or a bank, you must bring to the meeting proof of your ownership of the stock. This could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table lists all the persons who were known to be beneficial owners of five percent or more of our Common Stock, our only voting security, on the Record Date based upon 85,199,777 shares outstanding as of that date.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name and Address of Beneficial Owner(1)	Shares	Percent of Class
Globalstar Holdings, LLC (2)(5)	38,640,750	45.35
Thermo Funding Company LLC (2)(5)	12,371,136	14.52
Columbia Wanger Asset Management, L.P. (3)	8,342,916	9.79
Merrion Investment Management Company, L.L.C. (4)	5,741,500	6.74
Globalstar Satellite, LP (5)	618,558	0.73
James Monroe III (2)(5)	51,630,444	60.60

    (1)
    "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission ("SEC") to mean more than ownership in the usual sense. Stock is "beneficially owned" if a person has or shares the power (a) to vote it or direct its vote or (b) to sell it or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire within 60 days is considered to be "beneficially owned." Unless otherwise noted, each person has full voting and investment power over the stock listed.

    (2)
    The address of Mr. Monroe, Globalstar Holdings, LLC, Globalstar Satellite, LP and Thermo Funding Company LLC is 1735 Nineteenth Street, Denver, CO 80202.

    (3)
    Based on information provided by Columbia Wanger Asset Management, L.P., a registered investment adviser, in Amendment #1 to Schedule 13G filed on January 28, 2008. The address of Columbia Wanger Asset Management, L.P. is 227 W. Monroe Street, Suite 3000, Chicago, IL 60606.

    (4)
    Based on information provided by Merrion Investment Management Company, L.L.C. ("MIM"), a registered investment adviser, in Amendment #1 to Schedule 13G filed on February 14, 2008. The address of MIM is 210 Elmer Street, Westfield, NJ 07090. MIM reported that (i) certain of its affiliates (the "Affiliated Entities") held 1,285,110 shares, (ii) its chairman, William B. Wigton, held 2,998,400 shares, (iii) certain family members of Mr. Wigton held 548,610 shares, (iv) certain managed accounts of MIM (the "Managed Accounts") held 300,130 shares, (v) certain discretionary brokerage accounts held at an affiliate of MIM (the "Brokerage Accounts") held an aggregate of 609,250 shares and (vi) certain nondiscretionary accounts held at an affiliate of MIM (the "Nondiscretionary Accounts") held an aggregate of 316,380 shares. According to this filing, (i) MIM has sole power to vote and direct the disposition of all shares held by the Affiliated Entities and the Managed Accounts, (ii) MIM may also be deemed to share the power to vote and direct the disposition of shares held by or for the benefit of Mr. Wigton and his immediate family, (iii) Mr. Wigton may be deemed to share the power to vote and direct the disposition of shares held in the Brokerage Accounts and (iv) neither MIM nor Mr. Wigton possesses the power to vote or to direct the disposition of shares held by the Nondiscretionary Accounts.

    (5)
    Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, LP, Globalstar Holdings, LLC and Thermo Funding Company LLC and, therefore, is deemed the beneficial owner of the Common Stock held by these entities.

        The following table shows the number of shares of Common Stock beneficially owned as of the Record Date by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table, and by all Directors, nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name of Beneficial Owner	Shares(1)	Percent of Class
James Monroe III (2)	51,630,444	60.60
Peter J. Dalton (3)	123,456	*
Kenneth E. Jones	2,305	*
James F. Lynch	—	—
J. Patrick McIntyre	2,305	*
Richard S. Roberts	—	—
Fuad Ahmad (4)	357,486	*
Anthony J. Navarra (5)	387,486	*
Steven Bell (6)	23,833	*
Dennis C. Allen (5)	387,486	*
Robert D. Miller (4)	357,486	*
All Directors, nominees and executive officers as a group (14 persons)	53,361,214	62.63

    *
    Less than 1% of outstanding shares.

    (1)
    Unless otherwise noted, each person has full voting and investment power over the stock listed.

    (2)
    See Note 5 to the preceding table.

    (3)
    Includes 120,000 shares of Common Stock that he may acquire upon the exercise of a currently exercisable stock option.

    (4)
    Consists of shares of restricted stock, with voting and dividend rights.

    (5)
    Includes 357,486 shares of restricted stock with voting and dividend rights.

    (6)
    Does not include 333,653 restricted stock units that are subject to vesting more than 60 days after the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Globalstar's executive officers and Directors and persons who own more than 10% of any class of the Company's equity securities to file forms with the SEC and NASDAQ reporting their ownership and any changes in their ownership of those securities. These persons also must provide Globalstar with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our Directors and executive officers that no other reports were required, Globalstar believes that all Section 16(a) filing requirements were complied with during and for 2007, except for Mr. McIntyre's Form 3 upon his election as a director and one Form 4 for Mr. Monroe and Thermo Funding Company LLC reflecting one of the purchases under the previously disclosed Irrevocable Standby Stock Purchase Agreement, which were filed late.

DISCUSSION OF PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

        Globalstar's bylaws provide for a Board of Directors of seven persons. The Board of Directors currently consists of six members.

        Globalstar's Board is divided into three classes, with staggered three-year terms. Each of Class A and B consists of two Directors, and Class C consists of three Directors. The terms of the Directors of each class expire at the annual meetings of stockholders to be held in 2008 (Class B), 2009 (Class C) and 2010 (Class A). At each annual meeting of stockholders, one class of Directors will be elected for a term of three years to succeed the Directors whose terms are expiring. The current Directors are: Class A—Richard S. Roberts and J. Patrick McIntyre; Class B—James F. Lynch and Kenneth E. Jones; and Class C—Peter J. Dalton and James Monroe III.

        Upon recommendation of the Nominating and Governance Committee, the Board of Directors has nominated James F. Lynch and Kenneth E. Jones for election as Class B Directors at the Annual Meeting. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected. If you elect them, they will hold office until the annual meeting to be held in 2011 or until their successors have been elected and qualified. The Board is not aware of any reason why either nominee would be unable to serve as a Director if elected. If prior to the Annual Meeting either nominee should become unable to serve as a Director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than two nominees. If any Director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of Directors, the Board may fill the vacancy for the balance of that Director's term. Under Globalstar's Bylaws, only the Board may fill vacancies on the Board. The Board does not intend to fill the vacancy in the Class C Directors at this time.

Information about Nominees for Director

        The nominees for election as Class B Directors are as follows:

Class B

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background
Kenneth E. Jones Age 61 Director since January 2007	Audit	Mr. Jones has served as Chairman of Globe Wireless, Inc., a maritime communications business, since 2004. From January 1994 to August 2004, he served as Globe's chief executive officer. Mr. Jones is also a director of Landec Corp.
James F. Lynch Age 50 Director since December 2003	Compensation; Nominating and Governance
Mr. Lynch has been Managing Director of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001. Mr. Lynch also served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006. Prior to joining Thermo Capital Partners, Mr. Lynch was a Managing Director of Bear Stearns & Co., an investment banking and brokerage firm. Mr. Lynch is a limited partner of Globalstar Satellite, LP.

Information about Continuing Directors

Class A

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background
Richard S. Roberts Age 62 Director since 2004 Term expires in 2010	Compensation; Nominating and Governance	Mr. Roberts has served as Secretary of the Company since April 2004 and as Vice President and General Counsel of Thermo Development Inc., the management company of many Thermo businesses, since June 2002. Prior to that he was a partner of Taft Stettinius & Hollister LLP, a law firm whose principal office is located in Cincinnati, Ohio, for over 20 years. Mr. Roberts is a limited partner of Globalstar Satellite, LP.
J. Patrick McIntyre Age 52 Director since May 2007 Term expires in 2010	Audit
Mr. McIntyre has, since February 2007, served as President and Chief Operating Officer of Lauridsen Group Incorporated, a privately owned holding company that owns and operates numerous businesses involved in the global development, manufacturing and selling of functional proteins to the animal health and nutrition, human health and nutrition, food, diagnostic, life science research, biopharmaceutical, and veterinary vaccine industries. From June 2003 until December 2006, he was Chief Executive Officer of Pure Fishing, a global producer of sport fishing equipment, and Worldwide Managing Director of Pure Fishing from February 1996 until his promotion to Chief Executive Officer.

Class C

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background
Peter J. Dalton Age 64 Director since January 2004 Term expires in 2009	Audit	Mr. Dalton has served as chief executive officer of Dalton Partners, Inc., a turnaround management firm, since January 1989. As chief executive officer of Dalton Partners, Inc., Mr. Dalton also has served as chief executive officer and director of a number of its clients. From November 2001 to September 2004, Mr. Dalton served as chief executive officer of Clickhome Reality, Inc., a discount real estate and mortgage company.
James Monroe III Age 53 Director since December 2003 Term expires in 2009	Compensation; Nominating and Governance
Mr. Monroe has served as Chairman of the Board of the Company since April 2004. He was elected Chief Executive Officer in January 2005. Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that has operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services and that are sometimes referred to collectively in this proxy statement as "Thermo." Thermo controls directly or indirectly Globalstar Holdings, LLC, Globalstar Satellite, LP and Thermo Funding Company LLC.

Vote Required to Elect Directors

        The two nominees who receive the highest number of votes cast (a plurality) will be elected as Directors. There is no provision for cumulative voting in the election of Directors. If you do not vote for a particular nominee, or if you indicate "withhold authority" to vote for a particular nominee, your vote will not count "for" the nominee. "Abstentions" and "broker non-votes" will not count as a vote cast with respect to that nominee's election. However, as described on page 1, in these cases your vote will be counted for purposes of determining a quorum.

PROPOSAL 2:    APPROVAL OF THE AMENDED AND RESTATED GLOBALSTAR, INC. 2006 EQUITY INCENTIVE PLAN

Introduction

        The Company's 2006 Equity Incentive Plan (the "Plan") was approved by the Board of Directors and the holders of a majority of the outstanding Common Stock on July 12, 2006 and became effective upon the registration of Globalstar's Common Stock under the Securities Act of 1933. The Plan was approved to enable the Company to implement a compensation program that would attract, motivate and retain experienced, highly-qualified employees, Directors and independent contractors who would contribute to the Company's financial success, and would align the interests of the Company's Directors and employees with those of its stockholders. The Plan allows the Compensation Committee to grant a variety of stock-based and cash-based incentive awards to the Company's Directors, employees, and independent contractors.

        The Board of Directors now seeks further stockholder approval of an amendment and restatement of the Plan in order to (i) increase the number of shares reserved and available for issuance under the Plan by 3,000,000 shares from 3,473,858 to 6,473,858 and (ii) preserve the Company's ability to claim tax deductions for compensation paid in accordance with Section 162(m) of the Internal Revenue Code ("Section 162(m)").

        The approval of the amendment and restatement of the Plan will not affect the Company's ability to make share- or cash-based awards outside of the Plan to the extent consistent with applicable law and stock exchange rules, and will not affect awards already granted under the Plan.

Increase in Number of Shares Reserved for Issuance

        As described further under "Shares Subject to Equity Incentive Plan," the number of shares reserved for issuance under the Plan increases without further stockholder approval on January 1 of each year through 2016 by an amount equal to the lesser of 2% of the number of shares outstanding on the immediately preceding December 31, or a lesser amount determined by the Board. Due in part to the change in the executive bonus program from cash to stock payments (as described in "Compensation Discussion and Analysis" later in this proxy statement), the Compensation Committee and the Board concluded that additional shares would be necessary in the near term, beyond the amount permitted without stockholder approval. The Board believes the increase is ultimately beneficial to stockholders because it allows the Company to provide more stock-based awards instead of cash-based awards at a time when cash is needed for the Company's capital expenditures related to its second-generation satellite constellation procurement and launch.

Deductibility of Compensation

        Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the CEO or the principal financial officer) serving on the last day of the fiscal year (generally referred to as the "covered employees"). "Performance-based"

compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Because the Plan existed prior to Globalstar's initial public offering, Section 162(m) allows payments under the Plan to be fully deductible by Globalstar until its annual stockholder meeting in 2010 unless the Plan is materially modified, expired or all benefits issued by that time. The 3,000,000 increase in the number of shares reserved for issuance would constitute a material modification. Although the Company does not have any performance-based compensation plans with covered employees, it wishes to have the flexibility to do so.

Description of the Plan

        The following is a brief description of the material features of the Plan. Except for the increase in the number of shares of Common Stock reserved for issuance, the terms of the Plan remain the same. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Annex A.

        Purpose.    The Equity Incentive Plan is intended to make available incentives that will assist us in attracting, retaining and motivating employees, Directors and consultants whose contributions are essential to the Company's success. Globalstar may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares and performance units.

        Administration.    The Compensation Committee of the Board administers the Plan, although the Board or Compensation Committee may delegate to one or more officers authority, subject to limitations specified by the Plan and the Board or committee, to grant awards to service providers who are neither our officers nor Directors. Subject to the provisions of the Plan, the administrator will determine in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. All awards must be evidenced by a written agreement between the Company and the participant. The administrator may amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, or otherwise modify the vesting of any award. The administrator has the authority to construe and interpret the terms of the Plan and awards granted under it. References to administrator in this description include the Compensation Committee or its delegate.

        Shares Subject to Equity Incentive Plan.    A total of 1,200,000 shares of Common Stock initially were authorized and reserved for issuance under the Plan. The Plan provides that the number of shares of Common Stock subject thereto increases on January 1st of each year through 2016, by an amount equal to the lesser of (a) 2% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board. Effective January 1, 2007, the Board authorized and reserved for issuance under the Plan an additional 600,000 shares (less than the automatic 2%). Effective January 1, 2008, the automatic 2%, or 1,673,858 shares, were added to the Plan. The Board of Directors may elect to reduce, but not increase without obtaining stockholder approval, the number of additional shares authorized in any year. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Plan and in outstanding awards to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in the Company's capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by tender of previously owned shares will be deducted from the shares available under the Plan.

        Eligibility.    Awards may be granted under the Plan to employees, including officers, Directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity.

Although the Company may grant incentive stock options only to employees, it may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares and performance units to any eligible participant.

        Stock Options.    The administrator may grant nonstatutory stock options, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or any combination of these. The exercise price for each option may not be less than the fair market value of a share of our Common Stock on the date of grant. The term of all options may not exceed 10 years. Options vest and become exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the administrator. Unless a longer period is provided by the administrator, an option generally will remain exercisable for three months following the participant's termination of service, except that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for twelve months, but in any event not beyond the expiration of its term. An option held by a participant whose service is terminated for cause will immediately cease to be exercisable. No options have been issued under the Plan.

        Stock Appreciation Rights.    A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Common Stock between the date of grant of the award and the date of its exercise. Globalstar may pay the appreciation either in cash or in shares of Common Stock. The Company may make this payment in a lump sum, or may defer payment in accordance with the terms of the participant's award agreement. The administrator may grant stock appreciation rights under the Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be cancelled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the administrator. The maximum term of any stock appreciation right granted under the Plan is 10 years. No stock appreciation rights have been issued under the Plan.

        Stock Awards.    The administrator may grant stock awards under the Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase our Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to us. The administrator determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Stock awards may be subject to vesting conditions based on such service or performance criteria as the administrator specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise determined by the administrator, a participant will forfeit any unvested shares upon voluntary or involuntary termination of service for any reason, including death or disability. A participant will also be required to sell to the Company at cost, if requested, any unvested restricted shares acquired via a purchase right. Participants holding stock awards will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. 1,399,769 shares of restricted stock have been issued under the Plan.

        Restricted Stock Units.    Restricted stock units granted under the Plan represent a right to receive shares of Common Stock at a future date determined in accordance with the participant's award agreement. The administrator, in its discretion, may provide for settlement of any restricted stock unit by payment to the participant in cash of an amount equal to the fair market value on the payment date of the shares of stock issuable to the participant. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the Company. The administrator may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays. Unless otherwise determined by the administrator, a participant will forfeit any unvested restricted stock units upon voluntary or involuntary termination of service for any reason, including death or disability. 338,299 restricted stock units have been issued under the Plan.

        Performance Shares and Performance Units.    The administrator may grant performance shares and performance units under the Plan, which are awards that will result in a payment to a participant only if specified performance goals are achieved during a specified performance period. Performance share awards are denominated in shares of our Common Stock, while performance unit awards are denominated in dollars. In granting a performance share or unit award, the administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the Plan, such as revenue, gross margin, net income, free cash flow, return on capital or market share. To the extent earned, performance share and unit awards may be settled in cash, shares of Common Stock, including restricted stock, or any combination of these. Payments may be made in lump sum or on a deferred basis. If payments are to be made on a deferred basis, the administrator may provide for the payment of dividend equivalents or interest during the deferral period. Unless otherwise determined by the administrator, if a participant's service terminates due to death or disability prior to completion of the applicable performance period, the final award value is determined at the end of the period on the basis of the performance goals attained during the entire period, but payment is prorated for the portion of the period during which the participant remained in service. Except as otherwise provided by the Plan, if a participant's service terminates for any other reason, the participant's performance shares or units are forfeited. No performance shares or performance units have been issued under the Plan.

        Change in Control.    In the event of a change in control of the Company as described in the Plan, the acquiring or successor entity may assume or continue awards outstanding under the Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The administrator may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines. The Plan also authorizes the administrator, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares of Common Stock upon a change in control in exchange for a payment to the participant with respect to each vested share (or unvested share, if so determined) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise or purchase price per share under the award.

        Amendment and Termination.    The Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of the initial effective date of the Plan. The administrator may amend, suspend or terminate the Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under any applicable law or listing rule. Amendment, suspension or termination of the Plan will not adversely affect any outstanding award without the consent of the participant, unless such amendment, suspension or termination is necessary to comply with applicable law, regulation or rule.

New Plan Benefits

        Future benefits under the Plan generally will be granted at the discretion of the administrator and therefore are not currently determinable. During 2007, restricted stock awards and restricted stock units were granted under the Plan to the Named Executive Officers as set forth below in the "Summary Compensation Table" and "Grants of Plan-Based Awards" tables. Also during 2007, 8,066 shares of Common Stock, 143,241 shares of restricted Common Stock and 16,112 restricted stock units were granted to all of the Company's employees and Directors (other than the Named Executive Officers) under the Plan.

Tax Consequences

        The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of award. From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company's tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an "incentive stock option," no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to its covered employees, if and to the extent such compensation does not qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes "deferred compensation" under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

Vote Required to Approve the Amended and Restated 2006 Equity Incentive Plan

        The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the meeting is required to approve the Amended and Restated 2006 Equity Incentive Plan. "Abstentions" are counted as shares present or represented and voting and have the effect of a vote against and "broker non-votes" will be deemed absent.

  The Board of Directors recommends a vote "FOR" this proposal.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of Crowe Chizek and Company LLP as our independent auditors for 2008.

        Crowe Chizek served as our independent auditors in 2006 and 2007. We have been informed that neither Crowe Chizek nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has no connection therewith in the capacity of promoter, underwriter, director, officer or employee.

        One or more representatives of Crowe Chizek will be present at the meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

        If the resolution is defeated, the adverse vote will be considered a direction to the Audit Committee to select other auditors for the following year. However, because of the difficulty and expenses of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2008 will be permitted to stand unless the Audit Committee finds other good reasons for making a change.

Vote Required to Ratify the Appointment of Crowe Chizek

        The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of Crowe Chizek. "Abstentions" are counted as shares present or represented and voting and have the effect of a vote against and "broker non-votes" will be deemed absent.

  The Board of Directors recommends a vote "FOR" this proposal.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Governance, Meetings and Attendance at Meetings

        Globalstar's Board of Directors has three standing committees: Audit, Compensation, and Nominating and Governance. The Board established these committees on October 23, 2006, at which time it also adopted a charter for each committee. The Company also has a Code of Conduct that is applicable to all employees, including executive officers, as well as to Directors to the extent relevant to their service as Directors. The committee charters and Code of Conduct are available on the Company's website at www.globalstar.com by clicking on "Corporate Site," "Investor Relations" and "Corporate Governance." You may request a copy of any of these documents to be mailed to you as described on page 31 of this proxy statement. Any amendments to, or waivers from, the Code of Conduct that apply to the Company's principal executive and financial officers will be posted on the Company's website.

        Thermo and its affiliates hold stock representing a majority of the voting power of the Company. See "Security Ownership of Principal Stockholders and Management." As a result, Globalstar is a "controlled company" for purposes of the NASDAQ Marketplace Rules and is not required to have a majority of independent Directors on the Board or to comply with the requirements for compensation and nominating/governance committees. However, Globalstar is subject to all other NASDAQ corporate governance requirements, including those applicable to audit committees.

        The Board has determined that Messrs. Dalton, Jones and McIntyre are independent Directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NASDAQ Marketplace Rules. This determination was based on the absence of any relationship known to the Board between Messrs. Dalton or McIntyre and the Company (other than as a Director and stockholder) and the Board's conclusion that Mr. Jones' minority interest in Thermo United LP (described below), whose principal assets were sold before he became a director, does not affect his independence as a director of Globalstar.

        Mr. Jones owns a 14% limited partnership interest in Thermo United LP. The general partner of Thermo United LP and its remaining equity are controlled by Mr. Monroe and his affiliates. The sole asset of Thermo United LP was an approximately 78% interest in United Holdings LLC, an Oklahoma City based distributor of diesel engines, which was sold to an unaffiliated entity in January 2007, prior to Mr. Jones joining the Board. Thermo United LP expects to liquidate, after any outstanding purchase consideration is received, rather than to invest in further business operations.

        During 2007, the Board of Directors held five meetings and took action by unanimous written consent nine times. Each director serving on the Board in 2007 attended at least 75% of the meetings of the Board and of each committee on which he served.

        Directors are also expected to attend the Annual Meeting. Three of the five Directors then in office attended the 2007 Annual Meeting.

Audit Committee

        The current members of the Audit Committee are Messrs. Dalton, Jones and McIntyre. Mr. Dalton serves as Chairman, and the Board has determined that he is an "audit committee financial expert" as defined by SEC rules. Prior to the appointment of Mr. Jones in January 2007 and Mr. McIntyre in May 2007, Mr. Monroe and Mr. Lynch, respectively, served as members of the Audit Committee. Neither Mr. Lynch nor Mr. Monroe is an independent Director, but their service on the Audit Committee was permitted by the phase-in rules for initial public offerings under Securities and Exchange Commission and NASDAQ rules.

        The principal functions of the Audit Committee include:

  •
  appointing and replacing Globalstar's independent auditors;

  •
  approving all fees and all audit and non-audit services of the independent auditors;

  •
  annually reviewing the independence of the independent auditors;

  •
  assessing annual audit results;

  •
  periodically reassessing the effectiveness of the independent auditors;

  •
  reviewing Globalstar's financial and accounting policies and its annual and quarterly financial statements and earnings releases;

  •
  reviewing the adequacy and effectiveness of Globalstar's internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;

  •
  overseeing the Company's programs for compliance with laws, regulations and Company policies;

  •
  approving all related person transactions;

  •
  considering any requests for waivers from the Code of Conduct for senior executive and financial officers (any such waivers being subject to Board approval); and

  •
  in connection with the foregoing, meeting with the Company's independent auditors and financial management.

        During 2007, the Audit Committee held four meetings and took action by unanimous written consent once.

        The Audit Committee has furnished the following report for inclusion in this proxy statement.

Audit Committee Report for 2007

        In addition to other activities, the Committee:

  •
  reviewed and discussed with management the Company's audited financial statements for 2007;

  •
  discussed with Crowe Chizek and Company LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including significant accounting policies, management's judgments and accounting estimates, and Crowe Chizek's judgments about the quality of the Company's accounting principles as applied in its financial reporting;

  •
  received the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from the Company and its subsidiaries, and discussed with Crowe Chizek their independence; and

  •
  reviewed the provision of non-audit services rendered to the Company by Crowe Chizek in 2007 and determined that the provision of such services was compatible with maintaining their independence.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 31, 2008

Peter J. Dalton, Chair Kenneth E. Jones J. Patrick McIntyre

Compensation Committee

        The current members of the Compensation Committee are Messrs. Lynch, Monroe and Roberts. Mr. Monroe serves as Chairman. The principal functions of the Compensation Committee include:

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of Globalstar's executive officers in light of business strategies and objectives;

  •
  reviewing and approving all compensation of Globalstar's chief executive officer and other executive officers; and

  •
  administering Globalstar's incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, recommending or granting all grants or awards to Globalstar's Directors, executive officers and other eligible participants under these plans to the Board.

        As indicated above, the Compensation Committee is responsible for establishing the compensation of each of the Company's executive officers. (Director compensation is established by the full Board, based upon recommendations of the Nominating and Governance Committee.) The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as it deems appropriate and has delegated the review of corporate goals objectives and compensation related to executive officers to Mr. Monroe. Only the Compensation Committee or the Board may grant awards to, or make decisions regarding awards granted to, executive officers.

        Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and above and reviews manager level employees and above for bonus and equity awards based upon input from executive officers in charge of each business unit. Mr. Monroe does not receive a salary from the Company and does not participate in any of the Company's incentive compensation plans. The Committee will review annually the total business expense reimbursements paid to Thermo (described under "Other Information—Related Person Transactions") without Mr. Monroe's participation in the review.

        The Compensation Committee meets in person as often as it determines necessary to discharge its responsibilities, which it expects to be approximately twice a year. The Committee may hold follow-up conference calls and act by written consent in between its regularly scheduled meetings. The Compensation Committee met once in 2007 and acted 14 times by unanimous written consent. Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by the Company's Secretary.

        Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not retained one.

        The Compensation Committee has furnished the following report for inclusion in this proxy statement.

Compensation Committee Report

        The undersigned comprise the members of the Compensation Committee of the Company's Board of Directors.

        The Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis presented below. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for Globalstar's 2008 Annual Meeting of Stockholders.

March 31, 2008

James Monroe III, Chair James F. Lynch Richard S. Roberts

Nominating and Governance Committee

        The current members of the Nominating and Governance Committee are Messrs. Lynch, Monroe and Roberts. Mr. Monroe serves as Chairman. The principal functions of the Nominating and Governance Committee include:

  •
  identifying and recommending to the Board qualified candidates to fill vacancies on the Board;

  •
  recommending to the Board candidates to be nominated for election as Directors at annual meetings of stockholders;

  •
  considering stockholder suggestions for nominees for Director;

  •
  making recommendations to the Board regarding corporate governance matters and practices;

  •
  reviewing and making recommendations to the Board regarding Director compensation; and

  •
  reviewing public policy matters of importance to the Company's stockholders, including oversight of the Company's corporate responsibility program.

        The Nominating and Governance Committee met once in 2007. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions. Recommendations for new Director nominees were made by existing Directors. The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether recommended by a stockholder, management or the Board) for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

        Because Mr. Monroe controls the election of all Directors, the Board of Directors has not established formal procedures for stockholders to submit Director recommendations; however, such recommendations may be sent to the Nominating and Governance Committee, c/o Director, Public and Investor Relations, 461 S. Milpitas Blvd., Milpitas, CA 95035. If the Company were to receive a recommendation of a candidate from a Company stockholder, the Nominating and Governance Committee would consider such recommendation in the same manner as all other candidates. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Company did not receive any recommendations of candidates from stockholders during 2007.

Communicating with the Board of Directors or with Individual Directors

        The Board of Directors has adopted a process for stockholders of the Company to send communications to the Board of Directors or any management or non-management Director. Correspondence should be addressed to the Board or any individual Director(s) or group or committee of Directors either by name or title. All such correspondence should be sent c/o Director, Public and Investor Relations by mail to Globalstar at 461 South Milpitas Blvd., Milpitas, CA 95035 or by fax at (408) 933-4954.

        All communications received as set forth in the preceding paragraph will be opened by the office of the Director, Public and Investor Relations for the sole purpose of determining whether the contents represent a message to the Directors. Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication will be available to any Director who requests it.

COMPENSATION OF DIRECTORS

        In 2007 the Company provided the following compensation to non-employee Directors:

2007 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	All Other Compensation ($) (g)		Total ($) (h)
Peter Dalton	10,000	30,000	0		40,000
Kenneth E. Jones	10,000	20,000	0		30,000
J. Patrick McIntyre	0	20,000	0		20,000
James Lynch	0	0	0	(2)	0
Richard Roberts	0	0	0	(2)	0

(1)
Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 relating to Common Stock compensation. The grant date fair value was determined using the closing price of the Common Stock on the date of grant. The dates of the stock grants and the corresponding shares of Common Stock that were awarded to the non-employee Directors during 2007 are listed below:

Peter Dalton: August 27, 2007: 1,759; November 19, 2007: 1,697 shares
Kenneth E. Jones: August 27, 2007: 1,173; November 19, 2007: 1,132 shares
J. Patrick McIntyre: August 27, 2007: 1,173; November 19, 2007: 1,132 shares

(2)
Globalstar reimburses Thermo for certain travel and meal expenses in connection with the services of Messrs. Lynch and Roberts as Directors. See "Other Information—Related Person Transactions."

Annual Compensation for Directors.

        During 2006, Mr. Dalton received fees of $2,500 per Board meeting and an option to purchase 120,000 shares of Common Stock at a price of $2.67 per share in connection with his election to the Board in January 2005. In 2007, Globalstar paid its independent Directors compensation at the rate of $30,000 per annum for their services as Directors, with $10,000 being paid in cash and the remainder paid in shares of Common Stock based on the closing price of Common Stock on the date of grant. The Chairman of the Audit Committee (Mr. Dalton) received additional compensation of $10,000, payable in shares of Common Stock. Globalstar will pay the same fees to its independent Directors in 2008, but the fees will be paid entirely in shares of Common Stock, payable quarterly.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

        Globalstar's compensation program for executive officers is intended to:

  •
  provide each officer with a conservative base salary; and

  •
  create an incentive for retention and achievement of the Company's long-term business goals using a sizeable, multi-year stock bonus program.

        The Compensation Committee and its delegate are responsible for evaluating the performance of, and reviewing and approving all compensation of, the Company's executive officers, including those executive officers named on the Summary Compensation Table (the "Named Executive Officers"). The full Board also approves equity awards to all executive officers, including the Named Executive Officers, to preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934.

Compensation Philosophy

        Globalstar's compensation structure for executive officers is designed to attract and retain the most qualified individuals in the mobile satellite service industry. Senior executive officers party to a Designated Executive Award Agreement are compensated with a conservative base salary and incentivized to remain with the Company through a long-term stock bonus program. Globalstar implemented the stock bonus program in collaboration with the senior executive officers in an effort to conserve cash for the Company's planned capital expenditures for its second-generation satellite constellation. In the past, the Company reviewed market data with respect to the base salary component of this philosophy. The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives.

Elements of Compensation

        The principal elements of Globalstar's compensation for the Named Executive Officers are base salary and the opportunity to receive annual bonus awards under the Designated Executive Award Agreements pursuant to the 2006 Equity Incentive Plan. The Company also matches a portion of all contributions by executives to its 401(k) Plan or applicable Canadian plan, as well as providing certain Named Executive Officers with limited perquisites.

        Base Salaries.    Base salaries are established according to each Named Executive Officer's position, responsibilities and performance. Mr. Monroe does not receive a salary for his services as Chairman and Chief Executive Officer. Base salaries for the other Named Executive Officers have not increased in the last four years, except, in the case of Mr. Ahmad, on his promotion to Chief Financial Officer in June 2005 and, in the case of Mr. Bell, for adjustments for changes in the value of the Canadian dollar in years prior to 2007. The salary for Mr. Navarra is consistent with his prior salary during his employment by the Company's predecessor, Globalstar, L.P. The Committee does not anticipate that any new executive officer would be compensated with a higher base salary than that of the current Named Executive Officers.

        Executive Incentive Compensation Plan.    Prior to August 10, 2007, the Named Executive Officers (except Mr. Monroe) and one former executive officer participated in a plan under which they could become entitled to receive supplemental incentive compensation payments in cash in each of January 2007, 2008 and 2009. The terms of this plan were determined through negotiations between Mr. Monroe and the participants in 2004 to align the financial interests of management with the financial interests of stockholders, and to encourage the executives to work for the long-term success of the Company. Total benefits per individual were capped at $5,000,000, with annual limits on payments of $500,000 in 2007, $750,000 in 2008 and $3,750,000 in 2009, except that amounts unpaid in 2008 could carry over to 2009.

        Payments under this plan were calculated based upon a percentage of the amount by which the equity value of Thermo's investment in the Company at valuation dates in October 2006, January 2008 and January 2009 exceeded three times the amount that Thermo had invested or agreed to invest prior to 2006. In order to receive benefits under this plan for any year, a participant was required to be employed by Globalstar on the applicable payment date (subject to a pro rated payment for the current year's opportunity in the event of involuntary termination other than for cause, death and disability) and to fulfill individual performance criteria for each year. If a participant were involuntarily terminated (except for cause) within six months prior to Thermo selling more than 50% of its Globalstar Common Stock, the participant also would receive a change in control payment, subject to the $5.0 million individual cap.

        In January 2007, the Compensation Committee reviewed the criteria for 2006 performance and determined that each participant would receive the maximum payment of $500,000. These amounts were paid in 2007, but are reflected as 2006 compensation in the Summary Compensation Table.

        Designated Executive Award Agreements.    Effective August 10, 2007 (the "Effective Date"), the Board of Directors, upon recommendation of the Compensation Committee and with the agreement of the Participants, approved the concurrent termination of the Executive Incentive Compensation Plan and awards of restricted stock or restricted stock units under the 2006 Equity Incentive Plan to the Named Executive Officers who participated at that time in the Executive Incentive Compensation Plan (the "Participants"). Each award agreement provides that the Participant will receive awards of restricted Common Stock or restricted stock units, which upon vesting, each entitle the Participant to one share of Common Stock. Total benefits per Participant (valued at the grant date) are approximately $6.0 million, which represents an increase of approximately $1.5 million in potential compensation compared to the maximum potential benefits under the Executive Incentive Compensation Plan. However, the new award agreements extend the vesting period by up to two years and provide for payment in shares of Common Stock instead of cash, thereby enabling Globalstar to conserve its cash for capital expenditures for the procurement and launch of its second-generation satellite constellation and related ground station upgrades.

        Pursuant and subject to the award agreements, one-third of the 71,499 shares awarded to each Participant in 2007 will vest in each of 2008, 2009 and 2010 not earlier than the third business day after Globalstar announces its financial results for the preceding year (each an "Annual Vesting Date"), the 190,658 shares awarded to each Participant in 2007 will vest on the Annual Vesting Date in 2011, the 95,329 shares awarded to each Participant on the Annual Vesting Date in 2008 will vest on the Annual Vesting Date in 2011 and the shares to be awarded on each of the Annual Vesting Dates in 2008, 2009 and 2010 (the number of shares awarded on each will be equal to $750,000 divided by the then market price of the Common Stock) will be vested immediately upon their award. All of the award and vesting dates are automatically postponed to the first date on which the shares may be sold as permitted by Globalstar's Insider Trading Policy and applicable law.

        If Globalstar or stockholders owning more than 50% of its outstanding voting stock enter into one or more final and binding agreements that would result in a change of control before all awards have been granted and all shares subject thereto have vested, all non-granted awards or unvested shares under the awards will be granted or vest seven trading days before the effective date of the change of control, except in the following circumstances. If the agreement governing the change of control transaction includes assumption or substitution of the Awards by the successor and requires that a Participant remain employed by Globalstar or its successor for up to 12 months after the effective date of the change of control at a compensation level not less than the compensation received (except pursuant to the award agreement) prior to the change of control, the Participant agrees, under certain circumstances, to accept employment and any unvested awards at the effectiveness of the change of control will vest on the earlier of 12 months following the change of control or termination of the Participant's employment by Globalstar or its successor. If the agreement governing the change of control transaction includes assumption or substitution of the awards by the successor and requires that a Participant remain employed by Globalstar or its successor for more than 12 months after the effective date of the change of control, the Participant agrees, under certain circumstances, to accept employment for up to 24 months and any Awards will vest as to 50% on each of the first and second anniversaries of the change of control unless the Participant is terminated prior to those times or the vesting date in 2011 occurs.

        All Awards not previously granted or vested under the award agreements will be granted and vested immediately (subject to Globalstar's Insider Trading Policy and applicable law) upon the Compensation Committee's determination that at least 24 second-generation satellites have entered commercial service and are performing satisfactorily in carrying two-way voice and data, revenue capable, communications service.

        Except in the circumstances described below, termination of a Participant's employment by Globalstar for any reason or a Participant's resignation for any reason will result in forfeiture of previously awarded but unvested awards or restricted stock and forfeiture of any right to receive additional awards. If Globalstar terminates a Participant other than for cause before any annual vesting date, a pro rata portion of the shares that would have vested on the next annual vesting date will vest. If Globalstar terminates a Participant other than for cause and the effective date of a change of control occurs within nine months after such termination, the Participant will receive any shares he would have been entitled to receive if the Participant had been employed on the effective date of the change of control. In addition, if these exceptions do not apply and a Participant's employment terminates prior to the annual vesting date in 2011 due to the Participant's death or disability, the Participant's legal beneficiary will receive any shares that would have vested on the next annual vesting date.

        Management Incentive Bonus Plan.    In 2007, the Compensation Committee approved a follow-on Management Incentive Bonus Plan covering the period from March 1, 2007 to February 29, 2008. Under the Management Incentive Bonus Plan, vice presidents and manager level employees are eligible to receive annual bonuses payable in stock. The Named Executive Officers do not participate in this plan. Mr. Monroe established one overall Company goal applicable to all participants. Individual senior vice presidents then established three objective individual performance goals for each participant in his or her department, with final review and approval of these goals by Mr. Monroe. The performance goals were intended to be objective, measurable, and consistent and coherent across departments. Bonus opportunities were set at a percentage of average base salary by managerial level. In March 2008, after the achievement of these performance-based goals had been evaluated by the supervisors of the participants, the Compensation Committee authorized the payment to 91 employees of an aggregate of 249,165 shares of Common Stock from shares available under the 2006 Equity Incentive Plan.

  All Other Compensation.

        Globalstar matches a portion of the 401(k) contributions of all U.S. employees, including Named Executive Officers. In 2007, Globalstar contributed $0.50 for each $1.00 contributed by an employee, up to 2% of the employee's base salary. In addition, Messrs. Navarra and Ahmad are eligible for a benefit under the Retirement Plan of Globalstar. This Plan is frozen, and there was no change in value for these Named Executive Officers in 2007. In Canada, Globalstar contributes to a Retirement Savings Program for Mr. Bell. The 2007 contribution was valued at US $9,165 (exchange rate of $1.00 = CAD $0.98 on the date of contribution).

        Globalstar provides limited perquisites to certain Named Executive Officers consisting primarily of premiums for term life insurance policies, funding of flexible spending accounts and, in one case, a car allowance.

        Globalstar reimburses Thermo for transportation, lodging and meal expenses when Messrs. Monroe, Lynch and Roberts work at the Company's offices in California. These reimbursements are reviewed and approved for payment by the Company's Chief Financial Officer during the course of a year. The Compensation Committee will review the total reimbursement amount annually. During 2007, Globalstar reimbursed Thermo approximately $182,000 for these expenses.

Tax and Accounting Implications

        Deductibility of Compensation.    As described in Proposal 2, Section 162(m) of the Internal Revenue Code prohibits the company from taking an income tax deduction for any compensation in excess of $1 million per year paid to its chief executive officer or any of its other three most-highly compensated executive officers, unless the compensation qualifies as "performance-based" pay under a plan approved by stockholders. Globalstar may or may not design future compensation programs so that all compensation above $1 million will be performance-based to permit deductibility. The Company is seeking stockholder approval of the Plan, as amended and restated, to maintain this flexibility.

Summary Information

        The table below summarizes, for 2006 and 2007, the compensation of Globalstar's principal executive officer, its principal financial officer, and the four most highly paid other executive officers (collectively referred to as the "Named Executive Officers").

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(e)	(g)	(i)		(j)
James Monroe III Chairman of the Board, President and Chief Executive Officer(1)	2007 2006	0 0	0 0	0 0	59,407 26,595	(4) (4)	59,407 26,595
Fuad Ahmad Vice President and Chief Financial Officer	2007 2006	186,231 186,735	1,695,343 —	— 500,000	1,733 3,725	(5) (5)	1,883,307 690,460
Anthony J. Navarra President Global Operations	2007 2006	337,440 337,440	1,695,343 —	— 500,000	11,086 14,188	(6) (6)	2,043,869 851,628
Steven Bell Senior Vice President of International Sales, Marketing and Customer Care	2007 2006	240,324 208,572	1,695,343 —	— 500,000	21,385 18,559	(7) (7)	1,957,052 727,131
Robert D. Miller Senior Vice President of Engineering and Ground Operations(8)	2007	200,000	1,695,343	—	—		1,895,343
Dennis C. Allen Senior Vice President of Sales and Marketing(8)	2007	200,000	1,695,343	—	—		1,895,343

(1)
Mr. Monroe receives no compensation from Globalstar, and Globalstar does not intend to compensate him for his services in the future. Globalstar accrues $21,875 per month as compensation expense for Mr. Monroe, which amount is reflected in marketing, general and administrative expenses and as an additional capital contribution by Thermo to the Company's equity. No stock is issued in exchange for this capital contribution.

(2)
Represents the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123 (R).

(3)
Awards based on 2006 performance pursuant to the Executive Incentive Compensation Plan paid in early 2007. See "Compensation, Discussion & Analysis—Elements of Compensation—Executive Incentive Compensation Plan" for terms of the plan.

(4)
Globalstar reimburses Thermo for expenses incurred by Mr. Monroe in connection with performing his services for Globalstar, including temporary living expenses while at its offices or traveling on its business, but generally it does not reimburse Thermo for his air travel expenses.

(5)
Consists of matching contributions to 401(k) Plan for Mr. Ahmad.

(6)
Consists of premiums on life insurance for the benefit of Mr. Navarra ($4,788 for each of 2007 and 2006), funding of a flexible spending account ($5,000 for each of 2007 and 2006), and matching contributions to his 401(k) Plan account ($1,298 and $4,400 for 2007 and 2006, respectively).

(7)
Consists of matching contributions to the Retirement Savings Program ($9,165 and $7,954 for 2007 and 2006, respectively), and a car allowance ($12,220 and $10,605 for 2007 and 2006, respectively).

(8)
Messrs. Miller and Allen were not Named Executive Officers in 2006, so compensation information is not provided for that year.

Equity Compensation

        The following table sets forth certain information with respect to each cash or equity award and award opportunity granted to the Named Executive Officers during 2007 under the Designated Executive Award Agreements. See "Compensation, Discussion & Analysis—Elements of Compensation—"Designated Executive Award Agreements" for an explanation of the terms of this plan.

2007 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
(a)	(b)	(i)	(l)
James Monroe		—	—
Fuad Ahmad	8/10/2007	262,157	2,726,433
Anthony J. Navarra	8/10/2007	262,157	2,726,433
Steven Bell	8/10/2007	262,157	2,726,433
Robert D. Miller	8/10/2007	262,157	2,726,433
Dennis C. Allen	8/10/2007	262,157	2,726,433

(1)
This column reflects restricted stock (restricted stock units for Mr. Bell) awards granted in 2007. Unvested restricted stock units do not confer dividend or voting rights. On the Annual Vesting Dates in 2008, 2009 and 2010, 23,833 shares will vest and 190,658 shares will vest on the Annual Vesting Date in 2011. All awards are subject to the grantee being an employee of Globalstar on the vesting date, except under certain circumstances such as a change in control, death or disability. See "Compensation, Discussion & Analysis—Elements of Compensation—Designated Executive Award Agreements."

(2)
The grant date fair value is based on the closing price of Globalstar Common Stock on the date of grant, or $10.40.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table reports, on an award-by-award basis, each outstanding equity award held by the Named Executive Officers on December 31, 2007. The company generally does not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2007. See the footnotes to the 2007 Grants of Plan-Based Awards table for the vesting conditions for these awards. The market value is based on the $8.00 per share closing price of Globalstar Common Stock on December 31, 2007.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(g)	(h)
James Monroe	0	0
Fuad Ahmad	71,499 190,658	571,992 1,525,264
Anthony J. Navarrra	71,499 190,658	571,992 1,525,264
Steven Bell	71,499 190,658	571,992 1,525,264
Robert D. Miller	71,499 190,658	571,992 1,525,264
Dennis C. Allen	71,499 190,658	571,992 1,525,264

Pension Plan

        Mr. Navarra and Mr. Ahmad are entitled to benefits under a defined benefit pension plan originally maintained by Space Systems/Loral for employees of Old Globalstar, among others. The accrual of benefits in the Old Globalstar segment of this plan was curtailed, or frozen, as of October 23, 2003. On June 1, 2004, the assets and frozen pension obligations of the Old Globalstar segment of the plan were transferred to a new Globalstar Retirement Plan, which remains frozen. Globalstar continues to fund the plan in accordance with Internal Revenue Code requirements, but participants are not currently accruing benefits beyond those accrued at October 23, 2003. The estimated annual benefits payable upon retirement at normal retirement age to Mr. Navarra and Mr. Ahmad are $35,349 and $2,000 respectively. The actual amount of the estimated annual benefit depends upon a number of factors such as time of retirement, years of contributions to the Plan, final average salary, social security wage base and the election for receipt of benefit payments. The estimated annual benefits upon retirement include either a contributory benefit (for those who have enrolled in the Plan) or a non-contributory benefit or a combination of both. The non-contributory benefit equals $21 per month times the years of non-contributory service. The contributory benefit is the larger of the primary benefit formula, which factors in Social Security and a minimum benefit formula, which does not. The assumptions for valuation of the Pension Plan are described in Note 8 to the Company's Consolidated Financial Statements contained in Globalstar's 2007 Annual Report on Form 10-K.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James Monroe III	N/A	N/A	N/A	N/A
Fuad Ahmad	Globalstar Retirement Plan	8.6	3,599	0
Anthony Navarra	Globalstar Retirement Plan	13.4	242,646	0
Steven Bell	N/A	N/A	N/A	N/A
Robert D. Miller	N/A	N/A	N/A	N/A
Dennis C. Allen	N/A	N/A	N/A	N/A

Payments Upon Termination or Change In Control

        Globalstar has not entered into employment agreements with its executive officers, including the Named Executive Officers. Voluntary termination of employment or retirement would not result in any payments to the Named Executive Officers beyond the amounts each would be entitled to receive under the Company's pension and retirement plans. The Company pays life insurance premiums for all U.S.-based employees that would be paid (based on a multiple of salary) to the employee's beneficiary upon death, in addition to an immediate payment of two-weeks base salary.

        The Company also has a severance allowance applicable to all U.S.-based employees if an employee is terminated due to a reduction in force plan of ten or more positions and upon the employee's execution of a release of claims. Under this plan, Mr. Ahmad, Mr. Navarra, Mr. Miller and Mr. Allen would receive a lump sum payment equal to four, six, three and three week's base salary, respectively. As a Canadian employee without a written employment agreement, Mr. Bell will be entitled to compensation in the event of his dismissal without cause in accordance with the Canada Labour Code and Canadian common law. Such compensation is determined at the time of dismissal and is subject to negotiation.

        Vesting of shares of Common Stock awarded under the executive award agreements will accelerate upon a change of control as described above in "Compensation Discussion and Analysis—Designated Executive Award Agreements."

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2007 regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	318,695	(1)	$0	61,038	(2)
Equity compensation plans not approved by security holders(3)	120,000		$2.67	0

Total	438,695		$0.73	61,038

(1)
Consists of unvested restricted stock unit grants.

(2)
Consists of remaining shares of Common Stock available under the 2006 Equity Incentive Plan at December 31, 2007. Pursuant to the Plan, an additional 1,673,858 shares were automatically reserved for issuance under the Plan at January 1, 2008.

(3)
Consists of option granted to Peter Dalton.

OTHER INFORMATION

Globalstar's Independent Registered Accounting Firm

        The accounting firm of Crowe Chizek and Company LLP served as Globalstar's independent auditors for 2006 and 2007. The Audit Committee has selected Crowe Chizek to serve as Globalstar's independent auditors for 2008, and is asking stockholders to ratify this appointment. See "Proposal 3: Ratification of Independent Auditors."

        The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors. Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence. Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee's pre-approvals and the fees for services performed to date. In 2007, the Audit Committee's pre-approval requirement was not waived for any fees or services. As described in the Audit Committee Report for 2007, set forth above under "Information About the Board of Directors and its Committees," the Audit Committee determined that the non-audit services provided to the Company by Crowe Chizek in 2007 were compatible with maintaining their independence.

Audit Fees

        The aggregate fees billed by Crowe Chizek for professional services rendered for the audits of the Company's annual financial statements were $1,455,198 in 2007 and $1,394,000 in 2006. The fees also covered services for the related reviews of financial statements included in the Company's Registration Statement on Form S-1 for its initial public offering in 2006 and subsequent filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

        The aggregate fees billed by Crowe Chizek for professional services rendered in 2006 or 2007 for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements did not include any amounts not reported under "Audit Fees" above, except for $27,873 in 2007 for services related to preliminary assessments for compliance with the Sarbanes-Oxley Act.

Tax Fees

        In 2006 and 2007, the Company did not pay Crowe Chizek any fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

        Crowe Chizek did not provide any products or services other than those reported in the preceding paragraphs.

Related Person Transactions

Review of Transactions

        Prior to the adoption of the Related Person Transactions Policy described below, the Board reviewed and monitored any arrangements with related persons. The related person transactions described below, except for the assumption of the credit agreement, began prior to Globalstar's registration with the SEC.

        On April 16, 2007, the Board adopted a written policy with respect to transactions in which the Company participates and related persons have a material interest. Related persons include Globalstar's executive officers, Directors, director nominees, 5% or more beneficial owners of the Company's Common Stock and immediate family members of these persons. Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $120,000 per year. Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy. If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.

        For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to the Company. The Audit Committee also must believe, if applicable, that the Company has developed a plan to manage any actual or potential conflicts of interest. The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the company to continue with the transaction, the transaction is fair to the company and the failure to comply with the policy's pre-approval requirements was not due to fraud or deceit.

Reportable Transactions

        Services Provided by Thermo.    Globalstar and Thermo have an informal understanding that the Company will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Roberts in connection with their services to Globalstar including temporary living expenses while at Globalstar's offices or traveling on its business, but for Mr. Monroe, generally excluding air travel expenses. For the year ended December 31, 2007, such reimbursements aggregated approximately $182,000, including approximately $59,000 related to expenses for Mr. Monroe. For the year ended December 31, 2007, Globalstar recorded approximately $420,000 for general and administrative expenses incurred by Thermo on Globalstar's behalf and for services provided to Globalstar by officers of Thermo. These were accounted for as a contribution to capital. Neither Thermo nor Messrs. Monroe, Lynch or Roberts receive any fees or reimbursements other than as described above.

        Irrevocable Standby Stock Purchase Agreement.    In connection with the execution of the initial Wachovia credit agreement on April 24, 2006, Globalstar entered into an irrevocable standby stock purchase agreement with Thermo Funding Company, LLC pursuant to which it agreed to purchase under the circumstances described below up to 12,371,136 shares of Common Stock at a price per share of approximately $16.17 (approximately $200.0 million in the aggregate), without regard to any future increase or decrease in the trading price of the Common Stock. Thermo Funding Company's obligation to purchase these shares was secured by the escrow of cash and marketable securities in an amount equal to 105% of its unfunded commitment.

        Pursuant to the Agreement, Thermo Funding Company was required to purchase Common Stock as necessary:

  •
  to enable Globalstar to comply with the minimum liquidity and forward fixed charge coverage ratio tests of the credit agreement;

  •
  to cure a default in payment of regularly scheduled principal or interest under the credit agreement; or

  •
  to enable Globalstar to meet the milestone test in the credit agreement for its receipt of proceeds from the sale of Common Stock.

        Pursuant to the Agreement, Thermo Funding Company could elect to purchase any unpurchased Common Stock subject to the agreement at the $16.17 per share price.

        The following table lists the purchases made by Thermo Funding Company pursuant to the agreement.

Date of Purchase	Number of Shares	Purchase Price (in millions)
June 30, 2006	927,840	$15.0
December 5, 2006	2,000,000	32.3
February 5, 2007	1,500,000	24.3
April 30, 2007	1,546,073	25.0
May 9, 2007	618,429	10.0
July 31, 2007	2,164,502	35.0
September 7, 2007	1,236,858	20.0
September 27, 2007	1,607,916	26.0
November 2, 2007	769,518	12.4

Total	12,371,136	$200.0

        Thermo Funding Company satisfied its remaining commitment under the irrevocable standby stock purchase agreement on November 2, 2007. All funds in the escrow account have been released.

        Assumption of Credit Agreement.    On November 7, 2007, Globalstar, Wachovia Investment Holdings, the lenders under the credit agreement and Thermo Funding Company agreed that Thermo Funding Company would receive an assignment of all of the rights (except indemnification rights) and assume all of the obligations of Wachovia Investment Holdings and the lenders under the credit agreement. The assignment and assumption was completed on December 17, 2007.

        The credit agreement was amended and restated in connection with such assignment and assumption. As currently in effect, the credit agreement provides for a $50.0 million revolving credit facility and a $100.0 million delayed draw term loan facility. Globalstar drew down the entire $50.0 million revolving credit facility in December 2007 and this amount remains outstanding. The delayed draw term loan could be drawn in all or in part at any time after January 1, 2008 and prior to August 16, 2009. From January 1, 2008 to the date of this Proxy Statement, Globalstar drew $100.0 million of the delayed draw term loan and this amount remains outstanding.

        In addition to the $150.0 million revolving and delayed draw term loan facilities, the amended and restated credit agreement permits Globalstar to incur additional term loans on an equally and ratably secured pari passu basis in an aggregate amount of up to $250.0 million (plus the amount of any reduction in the delayed draw term loan facility or prepayment of loans) from the lenders under the credit agreement or other banks, financial institutions or investment funds approved by Globalstar and the administrative agent. Globalstar has not sought commitments for these additional term loans. Globalstar may incur these additional term loans only if in the event of default then exists and it is in pro-forma compliance with all of the financial covenants of the credit agreement.

        All obligations under the credit agreement are secured by a first lien on substantially all of the assets of Globalstar and its domestic subsidiaries, other than their FCC licenses.

        The credit agreement limits the amount of Globalstar's capital expenditures, requires Globalstar to maintain minimum liquidity of $5.0 million and provides that as of the end of the second full fiscal quarter after Globalstar places 24 of its second-generation satellites into service and at the end of each fiscal quarter thereafter, Globalstar must maintain a consolidated senior secured leverage ratio of not greater than 5.0 to 1.0.

        All loans will mature on December 31, 2012. Revolving credit loans bear interest at LIBOR plus 4.25% to 4.75% or the greater of the prime rate or the Federal Funds rate plus 3.25% to 3.75%. The delayed draw term loan bears interest at LIBOR plus 6.0% or the greater of the prime rate or the Federal Funds rate plus 5.0%, and the delayed draw term loan facility bears an annual commitment fee of 2.0% until drawn or terminated. Additional term loans will bear interest at rates to be negotiated. The loans may be prepaid without penalty at any time.

        For the year ended December 31, 2007, Globalstar incurred an aggregate of $279,000 in interest and fees to Thermo Funding Company under the credit agreement.

        The terms of the amended and restated credit agreement were approved by a special committee consisting of Messrs. Jones and Dalton, constituting a majority of Globalstar's independent Directors.

        Purchases from QUALCOMM.    Globalstar places production orders with QUALCOMM (an owner of greater than 5% of Globalstar Common Stock during 2007) for fixed user terminals, car kits and accessory items on an as required basis. QUALCOMM has provided customary warranties for most of these products under these commercial agreements.

        During 2005, Globalstar issued separate purchase orders pursuant to amendments of the agreement to QUALCOMM for additional phone equipment and accessories that aggregated to a total commitment balance of approximately $160.6 million. Approximately $109.8 million of the $160.6 million consists of the new generation of phones and fixed user terminals, car kits and accessories, which QUALCOMM began delivering in October 2006.

        Within the terms of the commercial agreements, Globalstar paid QUALCOMM approximately 7.5% to 25% of the total order as advances for inventory. As of December 31, total advances to QUALCOMM for inventory were $9.7 million.

        The total orders placed with QUALCOMM as of December 31, 2007 were approximately $191.2 million, with outstanding commitment balances of approximately $57.0 million.

        The commercial agreements and related purchase orders currently in force may be terminated by Globalstar or QUALCOMM if the other party breaches the agreement by disclosing confidential information, by engaging in unauthorized sale of the products, or by dissolving, liquidating or discontinuing its business. If Globalstar cancels an order or QUALCOMM terminates the agreement due to Globalstar's default, Globalstar must pay a termination fee based on QUALCOMM's expenses for producing the product. Globalstar also is subject to a restocking fee if it cancels a purchase order.

        Total purchases from QUALCOMM were $39.9 million in 2007.

  Revenue from Affiliates

        Total usage revenue from affiliates was $0.5 million for 2007. Total equipment revenue from affiliates was $0.1 million for 2007. Columbia Ventures Corporation (an owner of greater than 5% of Globalstar Common Stock during 2007) owns 50% of Globalstar Australia PTY Limited, the independent gateway operator in Australia. In 2007, Globalstar's sales of services and equipment to

Globalstar Australia were $0.6 million. All of such sales were made on substantially the same terms as those applicable to other independent gateway operators.

  Employment of Certain Family Members

        During each of the years ended December 31, 2007, 2006 and 2005, the Company employed, in non-executive positions, certain immediate family members of its executive officers. The aggregate compensation amounts recognized for these immediate family members during the years ended December 31, 2007, 2006 and 2005 were $0.3 million, $0.3 million and $0.5 million, respectively.

Stockholder Proposals at the 2009 Annual Meeting

        In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2009 Annual Meeting of Stockholders, it must be received by Globalstar's Secretary at the address shown on the cover of this proxy statement prior to the close of business on January 31, 2009. The proxy card we distribute for the 2008 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at the above address by the close of business on March 12, 2009.

Incorporation By Reference

        The Reports of the Compensation Committee and the Audit Committee set forth in this Proxy Statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

Householding

        Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more Company stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for the Company. Brokers with accountholders who are Company stockholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our stockholders, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the annual report and proxy statement at their address and who would prefer that their communications be householded should contact their broker.

Requests for Certain Documents

        Globalstar's 2007 Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, is being mailed with this proxy statement. If you would like to receive a copy of the exhibits to the Form 10-K that were filed with the SEC, or any of the other documents referred to in this proxy statement, such as the Company's Code of Conduct and charters of the committees of the Board, we will send them to you if you call (408) 933-4006 or write to us at 461 S. Milpitas Blvd., Milpitas, California 95035; Attention Director of Investor Relations. All of

Globalstar's reports filed with the SEC are available at www.sec.gov. You may also access all of these documents at www.globalstar.com by clicking on "Corporate Site," "Investor Relations," and then "SEC Filings."

By order of the Board of Directors,
Richard S. Roberts, Secretary

Milpitas, California
March 31, 2008

Annex A

Amended and Restated Globalstar, Inc.
2006 Equity Incentive Plan

        1.    Establishment, Purpose and Term of Plan.

          1.1    Establishment.    The Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan (the "Plan") approved by the Board of Directors on March 7, 2008 and will become effective the date of its approval by the stockholders of the Company (the "Effective Date").

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.

          1.3    Term of Plan.    The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

        2.    Definitions and Construction.

          2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

          (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share and Performance Unit granted under the Plan.

          (c)   "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cause" means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant's Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant's material failure to abide by a Participating Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a

  Participating Company (including, without limitation, the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company's reputation or business; (v) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform his or her duties with a Participating Company.

          (f)    "Change in Control" means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant's Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

              (i)  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

             (ii)  an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(z)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(f) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

        For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

        Notwithstanding the foregoing, to the extent that any amount constituting Section 409A "deferred compensation" would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

          (h)   "Committee" means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

          (i)    "Company" means Globalstar, Inc., a Delaware corporation, or any successor corporation thereto.

          (j)    "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

          (k)   "Covered Employee" means, at any time the Plan is subject to 162(m), any Employee who is or may become a "covered employee" as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.

          (l)    "Director" means a member of the Board.

          (m)  "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

          (n)   "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

          (o)   "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (q)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

              (i)  Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

             (ii)  Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or market system and consistently applied, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period and such valuation method must be used consistently for grants of Options and SARs under the same and substantially similar programs. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

            (iii)  If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

          (r)   "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

          (s)   "Incumbent Director" means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but who was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (t)    "Insider" means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

          (u)   "Insider Trading Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

          (v)   "Net-Exercise" means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:

    N = X(A-B)/A, where

      "N" = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

      "X" = the total number of shares with respect to which the Participant has elected to exercise the Option;

      "A" = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

      "B" = the exercise price per share (as defined in the Participant's Award Agreement)

          (w)  "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

          (x)   "Officer" means any person designated by the Board as an officer of the Company.

          (y)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6.

          (z)   "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

          (aa) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

          (bb) "Participant" means any eligible person who has been granted one or more Awards.

          (cc) "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

          (dd) "Participating Company Group" means, at any point in time, all entities collectively which are then Participating Companies.

          (ee) "Performance Award" means an Award of Performance Shares or Performance Units.

          (ff)  "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

          (gg) "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

          (hh) "Performance Goal" means a performance goal established by the Committee pursuant to Section 10.3.

          (ii)   "Performance Period" means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

          (jj)   "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

          (kk) "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

          (ll)   "Restricted Stock Award" means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

          (mm)  "Restricted Stock Bonus" means Stock granted to a Participant pursuant to Section 8.

          (nn) "Restricted Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 8.

          (oo) "Restricted Stock Unit" or "Stock Unit" means a right granted to a Participant pursuant to Section 9 to receive a share of Stock on a date determined in accordance with the provisions of such Section and the Participant's Award Agreement.

          (pp) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

          (qq) "SAR" or "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such SAR, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

          (rr)  "Section 162(m)" means Section 162(m) of the Code.

          (ss)  "Section 409A" means Section 409A of the Code (including regulations or administrative guidelines thereunder).

          (tt)  "Securities Act" means the Securities Act of 1933, as amended.

          (uu) "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

          (vv) "Stock" means the Class A common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

          (ww)  "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          (xx) "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

          (yy) "Vesting Conditions" mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant's monetary purchase price, if any, for such shares upon the Participant's termination of Service.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.    Administration.

          3.1    Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

          3.2    Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Person; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) the exercise price per share of each such Award which is an Option or Stock Appreciation Right shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (d) each such Award shall conform to such limits and guidelines as shall be established from time to time by resolution of the Board or the Committee.

          3.3    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.4    Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

          3.5    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

          (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

          (b)   to determine the type of Award granted;

          (c)   to determine the Fair Market Value of shares of Stock or other property;

          (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

          (e)   to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

          (f)    to approve one or more forms of Award Agreement;

          (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

          (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

          (i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

          (j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.6    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4.    Shares Subject to Plan.

          4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 6,473,858 shares, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

          4.2    Annual Increase in Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased on January 1, 2009 and on each subsequent January 1, through and including January 1, 2016, by a number of shares (the "Annual Increase") equal to the smaller of (i) two percent (2%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) an amount determined by the Board.

          4.3    Share Accounting.    If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's original purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 14.2. Upon payment in shares of Stock pursuant to the exercise or settlement of an Award, including an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

          4.4    Adjustments for Changes in Capital Structure.    Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Annual Increase set forth in Section 4.2, in the ISO Share Issuance Limit set forth in Section 5.3(a) and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.4 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

        The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Sections 409A and 422 and any other applicable provisions of the Code and any related guidance issued by the U.S. Treasury Department.

        5.    Eligibility, Participation and Award Limitations.

          5.1    Persons Eligible for Awards.    Awards may be granted only to Employees, Directors and Consultants.

          5.2    Participation in the Plan.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

          5.3    Incentive Stock Option Limitations.

          (a)   Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.    Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 6,473,858 shares, cumulatively increased on January 1, 2009 and on each subsequent January 1, through and including January 1, 2016 by a number of shares equal to the Annual Increase as determined under Section 4.2. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

          (b)   Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

          (c)   Fair Market Value Limitation.    To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

        6.    Stock Options.    Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 16 with respect to Section 409A if applicable, and shall comply with and be subject to the following terms and conditions:

          6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

        6.3    Payment of Exercise Price.

          (a)   Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash or by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by delivery of a properly executed notice electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

          (b)   Limitations on Forms of Consideration.

              (i)  Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such other period, if any, as the Committee may permit) and not used for another Option exercise by attestation during such period, or were not acquired, directly or indirectly, from the Company.

             (ii)  Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

          6.4    Effect of Termination of Service.

          (a)   Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

              (i)  Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

             (ii)  Death.    If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant's termination of Service for any reason other than Cause.

            (iii)  Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

            (iv)  Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

          (b)   Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 13 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

          (c)   Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

          6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

        7.    Stock Appreciation Rights.    Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference, including provisions of Section 16 with respect to Section 409A if applicable, and shall comply with and be subject to the following terms and conditions:

          7.1    Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may only be granted concurrently with the grant of the related Option.

          7.2    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

          7.3    Exercisability and Term of SARs.

          (a)   Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

          (b)   Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

          7.4    Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum as soon as practicable following the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee in compliance with Section 409A. Unless otherwise provided in the Award Agreement evidencing a Freestanding SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any Freestanding SAR may provide for deferred payment in a lump sum or in installments in compliance with Section 409A. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

          7.5    Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

          7.6    Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant's termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

          7.7    Transferability of SARs.    During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

        8.    Restricted Stock Awards.    Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          8.1    Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

          8.2    Purchase Price.    The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

          8.3    Purchase Period.    A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

          8.4    Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

          8.5    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the Company's Insider Trading Policy, then the satisfaction of the Vesting Conditions automatically shall be deemed to occur on the next day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          8.6    Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

          8.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

          8.8    Nontransferability of Restricted Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        9.    Restricted Stock Unit Awards.    Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 16 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

          9.1    Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

          9.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

          9.3    Vesting.    Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

          9.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

          9.5    Effect of Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

          9.6    Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, subject to the provisions of Section 16 with respect to Section 409A, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s)elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the settlement of the Award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the Company's Insider Trading Policy, then the settlement with respect to such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy, but in any event on or before the later of the last day of the calendar year of, or the 15th day of the third calendar month following, the original settlement date.

          9.7    Nontransferability of Restricted Stock Unit Awards.    The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        10.    Performance Awards.    Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 16 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

          10.1    Types of Performance Awards Authorized.    Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          10.2    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

          10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

          10.4    Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

          (a)   Performance Measures.    Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

              (i)  revenue;

             (ii)  sales;

            (iii)  expenses;

            (iv)  operating income;

             (v)  gross margin;

            (vi)  operating margin;

           (vii)  earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

          (viii)  pre-tax profit;

            (ix)  net operating income;

             (x)  net income;

            (xi)  economic value added;

           (xii)  free cash flow;

          (xiii)  operating cash flow;

          (xiv)  stock price;

           (xv)  earnings per share;

          (xvi)  return on stockholder equity;

         (xvii)  return on capital;

        (xviii)  return on assets;

          (xix)  return on investment;

           (xx)  employee satisfaction;

          (xxi)  employee retention;

         (xxii)  balance of cash, cash equivalents and marketable securities;

        (xxiii)  market share;

        (xxiv)  customer satisfaction;

          (xxv)  product development;

        (xxvi)  research and development expenses;

       (xxvii)  completion of an identified special project; and

      (xxviii)  completion of a joint venture or other corporate transaction.

          (b)   Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Committee.

          10.5    Settlement of Performance Awards.

          (a)   Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

          (b)   Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award that is intended to result in Performance-Based Compensation.

          (c)   Effect of Leaves of Absence.    Unless otherwise required by law or a Participant's Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

          (d)   Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

          (e)   Payment in Settlement of Performance Awards.    Subject to the provisions of Section 16 with respect to Section 409A, as soon as practicable following the Committee's determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A) payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, and consistent with the requirements of Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

          (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

          10.6    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

          10.7    Effect of Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

          (a)   Death or Disability.    If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

          (b)   Other Termination of Service.    If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award and provide for payment of such Award.

          10.8    Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        11.    Standard Forms of Award Agreement.

          11.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

          11.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        12.    Effect of Change in Control on Awards.    Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following:

          12.1    Accelerated Vesting.    The Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant's Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

          12.2    Assumption, Continuation or Substitution.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

          12.3    Cash-Out of Outstanding Stock-Based Awards.    The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or

  (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

        13.    Compliance with Securities Law.    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        14.    Tax Withholding.

          14.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

          14.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

        15.    Amendment or Termination of Plan.    The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the

Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

        16.    Compliance with Section 409A.

          16.1    Awards Subject to Section 409A.    The provisions of this Section 16 shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

          (a)   Any Nonstatutory Stock Option that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

          (b)   Any Restricted Stock Unit Award or Performance Award that either (i) the Award provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) the Committee permits or requires the Participant to elect one or more dates on which the Award will be settled.

        Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term "Short-Term Deferral Period" means the period ending on the later of (i) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant's taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

          16.2    Deferral and/or Distribution Elections.    Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

          (a)   All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

          (b)   All Elections shall be made by the end of the Participant's taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as "performance-based compensation" for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

          (c)   Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

          16.3    Subsequent Elections.    Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

          (a)   No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

          (b)   Each subsequent Election related to a distribution in settlement of an Award not described in Section 16.3(b), 16.4(b), or 16.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

          (c)   No subsequent Election related to a distribution pursuant to Section 16.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

          16.4    Distributions Pursuant to Deferral Elections.    Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, no distribution in settlement of an Award subject to Section 409A may commence earlier than:

          (a)   Separation from service (as determined by the Secretary of the United States Treasury);

          (b)   The date the Participant becomes Disabled (as defined below);

          (c)   Death;

          (d)   A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 and/or 16.3, as applicable;

          (e)   To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

          (f)    The occurrence of an Unforeseeable Emergency (as defined by applicable U. S. Treasury Regulations promulgated pursuant to Section 409A).

        Notwithstanding anything else herein to the contrary, to the extent that a Participant is a "Specified Employee" (as defined in Section 409A(a)(2)(B)(i)) of the Code) of the Company, no distribution pursuant to Section 16.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant's date of separation from service, or, if earlier, the date of the Participant's death.

          16.5    Unforeseeable Emergency.    The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or cessation of deferrals under the Award. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee's determination that an Unforeseeable Emergency has occurred.

        The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee's decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

          16.6    Disabled.    The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered "Disabled" if either:

          (a)   the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

          (b)   the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant's employer.

        All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant's Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

          16.7    Death.    If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant's Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant's death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant's death.

          16.8    No Acceleration of Distributions.    Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under an Award subject to Section 409A, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.

        17.    Miscellaneous Provisions.

          17.1    Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          17.2    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

          17.3    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

          17.4    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

          17.5    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares of Stock covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

          17.6    Delivery of Title to Shares.    Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

          17.7    Fractional Shares.    The Company shall not be required to issue fractional shares of Stock upon the exercise or settlement of any Award.

          17.8    Retirement and Welfare Plans.    Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under any Participating Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

          17.9    Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

          17.10    Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

          17.11    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Participating Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

          17.12    Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

          17.13    Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

		C123456789

MR A SAMPLE	000004	000000000.000000 ext 000000000.000000 ext

DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.          ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Class B Directors:*	For	Withhold

	01 – Kenneth E. Jones	☐	☐

		For	Withhold

	02 – James F. Lynch	☐	☐

*To serve for a three-year term and until their respective successors are duly elected and qualified:

		For	Against	Abstain

2.	To approve the Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan	☐	☐	☐

		For	Against	Abstain

3.	To ratify the Audit Committee’s appointment of Crowe Chizek LLP as Globalstar, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.	☐	☐	☐

B    Non-Voting Items

Change of Address — Please print new address below.

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a company or partnership, please sign in full company or partnership name by a duly authorized officer or partner.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
2 1 A V	0 1 3 4 9 3 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>	00PZZB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — GLOBALSTAR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2008

The undersigned hereby appoints William F. Adler and Fuad Ahmad, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of Globalstar, Inc. (the “Annual Meeting”) to be held at 1731 Embarcadero Road, Palo Alto, California 94303 on Tuesday, May 13, 2008 at 10:00 a.m., Pacific Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF UP TO TWO INDIVIDUALS AS CLASS B DIRECTORS WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

 THIS PROXY IS CONTINUED ON REVERSE SIDE

QuickLinks

GLOBALSTAR, INC. 461 S. Milpitas Blvd. Milpitas, California 95035
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 13, 2008
TABLE OF CONTENTS
PROXY STATEMENT
INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
DISCUSSION OF PROPOSALS TO BE VOTED ON
Class B
Class A
Class C
  PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED GLOBALSTAR, INC. 2006 EQUITY INCENTIVE PLAN
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION OF DIRECTORS
2007 Director Compensation
COMPENSATION OF EXECUTIVE OFFICERS
2007 Summary Compensation Table
2007 Grants of Plan-Based Awards
Outstanding Equity Awards at 2007 Fiscal Year-End
Pension Benefits
EQUITY COMPENSATION PLAN INFORMATION
OTHER INFORMATION
  Annex A
Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan